Exhibit List
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Exhibit 24 - Confirming Statement

                                                                      Exhibit 24
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                              CONFIRMING STATEMENT



     This Statement confirms that the undersigned, Charles H. House, has authorized and designated Timothy J. Roach, Kenneth A. Paladino, and Leonard W. Suroff, and each of them to execute and file on the undersigned's behalf all Forms 3, 4 and 5 and Schedules 13D and 13G (including any amendments to any of the foregoing) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of TII Network Technologies, Inc. This Confirming Statement shall continue until the undersigned is no longer required to file Forms 3, 4 and 5 and Schedules 13D and 13G with regard to the undersigned's ownership of or transactions in securities of TII Network Technologies, Inc., or such earlier time as the aforementioned individuals receive written revocation of the powers conferred hereby. The undersigned acknowledges that Timothy J. Roach, Kenneth A. Paladino, and Leonard W. Suroff are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.




Date:    September 24, 2003                  /s/ Charles H. House
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                                             Charles H. House